UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01        Entry into a Material Definitive Agreement.

On October 4, 2022, a subsidiary (“Seller”) of Angel Oak Mortgage, Inc. (the “Company”), entered into two separate master repurchase facilities regarding a specific pool of whole loans with financing of approximately $168.7 million on approximately $239.3 million of unpaid principal balance, as further described below.
The two separate master repurchase agreements are among the Seller and two affiliates of an institutional investor (“Lender A” and “Lender B” and together, “Lenders”) through the execution of a Master Repurchase Agreement with Lender A (“Master Repurchase Agreement A”) and a Master Repurchase Agreement with Lender B (“Master Repurchase Agreement B” and together with Master Repurchase Agreement A, the “Master Repurchase Agreements”) between the Seller and the Lenders. Pursuant to the Master Repurchase Agreements, the Seller may sell certain securities to the Lenders representing whole loan assets and later repurchase such securities from the Lenders at a date not later than three (3) months from the date of the Master Repurchase Agreements. The Master Repurchase Agreements may be extended one time for an additional period of three months.
The interest rate on the borrowing under the Master Repurchase Agreements that the Seller is required to pay the Lenders is equal to the sum of (1) a spread of 3.50%, and (2) one-month Term SOFR.
The obligations of the Seller under the Master Repurchase Agreements are guaranteed by the Company pursuant to two separate Guaranties (“Guaranty A” and “Guaranty B” and together, the “Guaranties”) executed contemporaneously with the Master Repurchase Agreements.
In addition, the Master Repurchase Agreements and Guaranties contain events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breach of certain representations and warranties, insolvency, and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the amounts outstanding under the Master Repurchase Agreements and Lenders’ respective right to liquidate the purchased securities then subject to the Master Repurchase Agreements.
The Seller is also required to pay certain customary fees to the Lenders and to reimburse the Lenders for certain costs and expenses incurred in connection with the Lenders’ management and administration of the Master Repurchase Agreements.
A copy of the Form of Master Repurchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Form of Confirmation to Master Repurchase Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. A copy of the Form of Guaranty is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

Exhibit 10.1    Form of Master Repurchase Agreement by and among Angel Oak Mortgage REIT TRS, LLC and Lenders dated October 4, 2022

Exhibit 10.2    Form of Confirmation to Master Repurchase Agreement by and among Angel Oak Mortgage REIT TRS, LLC and Lenders dated October 4, 2022

Exhibit 10.3    Form of Guaranty of Angel Oak Mortgage, Inc. dated October 4, 2022

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer